UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(D) of
The Securities Act of 1934

Date of Report (Date of earliest event reported)    January 23, 2006

WORLDGATE COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-25755	23-2866697
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3190 Tremont Avenue
Trevose, Pennsylvania 19053
(Address of Principal Executive Offices) (Zip Code)

(215) 354-5100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On January 23, 2006, WorldGate Communications, Inc. reported its earnings for the quarter ended September 30, 2005. Attached to this Current Report on Form 8-K as Exhibit 99.1 is a copy of the Corporation’s related press release dated January 23, 2006.

The information in this report is being furnished, not filed. Accordingly, the information in this report will not be incorporated by reference into any registration statement filed by the Corporation under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference, or otherwise subject to any of the liabilities of Section 18 of the Securities Act of 1934, as amended.

Item 8.01.  Other Events.

The Corporation received notice on January 25, 2006 from the NASDAQ Listing Qualifications panel granting the Company’s request for continued listing on the NASDAQ Capital Market. The panel indicated that the Company was in full compliance with its filing requirements and all other standards for continued listing.  Accordingly, NASDAQ indicated that the “E” appended to the Company’s stock symbol will be removed effective at the open of business on Friday, January 27, 2006.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits.

99.1 Press Release issued by WorldGate Communications, Inc. on January 23, 2006.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are intended to come within the safe harbor protection provided by those statutes. Forward-looking statements are based on current expectations of future events, but actual results could vary materially from the Corporation’s expectations and projections. Investors are cautioned not to place undue reliance on any forward-looking statements. Several factors that could materially affect the Corporation’s actual results are identified in the Corporation’s latest Annual Report on Form 10-K, and its other filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WORLDGATE COMMUNICATIONS, INC.

Date: January 27, 2006	/s/ Randall J. Gort

Randall J. Gort Secretary